UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(D)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 9, 2025

FS Credit Real Estate Income Trust, Inc.

(Exact name of Registrant as specified in its charter)

Maryland	000-56163	81-4446064
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

201 Rouse Boulevard Philadelphia, Pennsylvania (Address of principal executive offices)	19112 (Zip Code)

Registrant’s telephone number, including area code: (215) 495-1150

None

(Former Name or Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act: None.

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On December 9, 2025, FS CREIT Finance MS-1 LLC (“MS-1”), an indirect wholly-owned special-purpose financing subsidiary of FS Credit Real Estate Income Trust, Inc. (“FSCREIT”), entered into an Amended and Restated Master Repurchase and Securities Contract Agreement (the “Repurchase Agreement,” and, together with related documents, the “MS-1 Facility”) with Morgan Stanley Mortgage Capital Holdings LLC, as administrative agent, and Morgan Stanley Bank, N.A. and certain other financial institutions from time to time party thereto, as buyers (collectively, the “Buyers”).

The MS-1 Facility amends and restates in its entirety that certain Master Repurchase and Securities Contract Agreement dated as of October 13, 2022. The MS-1 Facility is intended to finance the acquisition and origination of certain assets which include performing senior commercial and multifamily mortgage loans, A-notes, pari passu participation interests, and mezzanine loans (the “Eligible Assets”). The MS-1 Facility provides for aggregate purchase price commitments of up to $350,000,000. Each transaction under the MS-1 Facility will accrue price differential at a spread over Term SOFR and is subject to customary margin maintenance provisions. The MS-1 Facility has a termination date of December 9, 2030, subject to one-year extension options at the Administrative Agent’s discretion upon satisfaction of specified conditions.

In connection with the Repurchase Agreement, FSCREIT entered into an Amended and Restated Guaranty Agreement (the “Guaranty”) pursuant to which FSCREIT guarantees the prompt and complete payment and performance of the guaranteed obligations when due under the MS-1 Facility, subject to limitations specified therein. The Guaranty may become full recourse to FSCREIT upon the occurrence of certain events, including the commencement of certain bankruptcy actions with respect to FSCREIT or MS-1.

The Repurchase Agreement and Guaranty contain representations, warranties, covenants, events of default and indemnities that are customary for agreements of their type. In addition, FSCREIT is required (i) to maintain its adjusted tangible net worth at an amount not less than 75% of the net cash proceeds of any equity issuance by FSCREIT plus 75% of available capital commitments, minus 75% of the amounts expended for equity redemptions or repurchases by FSCREIT; (ii) to maintain an EBITDA to interest expense ratio not less than 1.40 to 1.00, calculated on a trailing four quarter basis; (iii) to maintain a total indebtedness to tangible net worth ratio that does not exceed 3.50 to 1.00; and (iv) to maintain minimum liquidity at not less than the greater of (x) $15,000,000 and (y) 5% of the aggregate amount outstanding under the MS-1 Facility.

The material terms of the agreements described above are qualified in their entirety by the agreements attached as Exhibits 2.1 and 2.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01 Exhibits.

Exhibit No.	Description
2.1	Amended and Restated Master Repurchase and Securities Contract Agreement dated as of December 9, 2025 between FS CREIT Finance MS-1 LLC, Morgan Stanley Mortgage Capital Holdings LLC, Morgan Stanley Bank N.A., and certain other financial institutions party thereto.
2.2	Guaranty Agreement dated as of December 9, 2025 made by FS Credit Real Estate Income Trust, Inc. in favor of Morgan Stanley Mortgage Capital Holdings LLC on behalf of Buyers.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FS Credit Real Estate Income Trust, Inc.

Date: December 15, 2025	By:	/s/Stephen S. Sypherd
Stephen S. Sypherd
Vice President, Treasurer & Secretary